UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

        May 23, 2012
Date of Report (Date of earliest event reported)

inTEST Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-22529 (Commission File Number)	22-2370659 (I.R.S. Employer Identification No.)

804 East Gate Drive, Suite 200, Mt. Laurel, New Jersey 08054
(Address of Principal Executive Offices, including zip code)

        (856) 505-8800
(Registrant's Telephone Number, including area code)

            N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K foiling is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

On May 23, 2012, Alyn R. Holt, Executive Chairman and co-founder of inTEST Corporation (the "Company"), certain members of his family and certain trusts for which he and/or his daughter serve as Trustee (collectively, the "Holt Family Group"), entered into pre-arranged stock trading plans for the sale of shares owned by each of them (the "2012 Trading Plans"), to replace similar trading plans that were entered into last year and which are to expire on May 25, 2012 (the "2011 Trading Plans").  The trading plans are intended to comply with the requirements of Rule 10b5-1(c)(1) under the Securities Exchange Act of 1934, as amended.  The terms of the 2012 Trading Plans are substantially the same as the terms of the 2011 Trading Plans, and provide for sales to commence when the trading price per share reaches $8.00 per share.  Additional sales will be triggered by higher trading prices, provided that, if prior to September 23, 2012, the trading price per share of the Common Stock has not exceeded $8.00 per share, then the trigger price for all shares under the 2012 Trading Plans will be $8.00 per share.  All such sales will be conducted in accordance with Rule 144 under the Securities Act, including the volume limitation of that Rule.  The volume limitation is applicable to the aggregate shares of the Holt Family Group during any three month period.  Currently, the volume limitation is 1% of the total number of shares of the Company's outstanding stock (which would equal 104,081 based upon the number of shares outstanding as of May 18, 2012).  The volume limitation may increase in the future depending upon the average trading volume of the Company's shares during the four-week period prior to any sale or the number of shares outstanding at such time.  Presently, the members of the Holt Family Group beneficially own, directly or indirectly, a total of 1,876,031 shares (or 18.0% of the total outstanding shares of the Company), including 1,851,031 shares that are subject to sale under the 2012 Trading Plans, 20,000 shares owned by Mr. Holt's son-in-law and 5,000 shares of Mr. Holt's restricted stock that is not yet vested. Each of the members of the Holt Family Group disclaims beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of all of the shares that are owned by any other member of the Holt Family Group, except for any shares of which such member of the Holt Family Group has beneficial ownership by virtue of serving as trustee of a trust.

Mr. Holt and the other members of Holt Family Group are expected to file an amendment to the Schedule 13D filed on May 7, 2010, which filing will include a copy of the form of the 2012 Trading Plans.  A copy of the form of the 2011 Trading Plans (which is substantially the same as the 2012 Trading Plans) was filed as an exhibit to Amendment No. 3 to the Schedule 13D, filed on May 24, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

inTEST CORPORATION

By: /s/ Robert E. Matthiessen
        Robert E. Matthiessen
        President and Chief Executive Officer

Date:   May 23, 2012